UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 13, 2021, Golden Minerals Company (the “Company”) issued a press release announcing its intent to adjourn its annual meeting of stockholders from May 13, 2021 to June 10, 2021. A copy of the press release is furnished as Exhibit 99.1.

The Company has decided to adjourn the virtual annual meeting in order to provide additional time to solicit proxies with respect to proposals presented to the stockholders for approval, specifically, the proposal to amend the Company’s certificate of incorporation to increase the Company’s authorized common stock from 200,000,000 to 350,000,000 shares (the “Charter Amendment”). Although nearly 90% of the shares represented by proxies received to date have approved the Charter Amendment proposal, the number of votes in favor of the proposal has not yet reached a majority of the Company’s outstanding common stock, which is required for passage. The Company’s board recommends a vote in favor of the Charter Amendment for the reasons described in the proxy statement, including the need to have sufficient authorized common stock in order to permit the future issuance of common stock to support the growth and expansion of the Company’s business, including future acquisition of mining properties or other companies engaged in the mining business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Golden Minerals Company, dated May 13, 2021, announcing adjournment of annual meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2021

Golden Minerals Company

By:	/s/ Robert P. Vogels
Name:	Robert P. Vogels
Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary